Exhibit 24.1

NEUSTAR, INC. VOTING TRUST

LIMITED POWER OF ATTORNEY FOR

SECTION 13 AND SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby makes, constitutes and appoints Martin Lowen as the undersigned’s true and lawful attorney-in-fact with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)           prepare, execute, acknowledge, deliver and file all forms (including any amendments thereto) of the NeuStar, Inc. Voting Trust (the “Trust”), required to be filed with the United States Securities and Exchange Commission, any national securities exchanges and the Trust pursuant to Section 13 and Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)           seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the shares held by the Trust from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes and approves any such release of information; and

(3)           perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)           this Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)           any documents prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3)           neither the Trust nor the attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)           this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 13 and Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that the attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms and schedules pursuant to the Exchange Act, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8 day of June, 2005.

LYNN ETHERIDGE DAVIS, as trustee

/s/ Lynn Etheridge Davis
Signature

Lynn Etheridge Davis
Print Name

SIGNATURE PAGE TO NEUSTAR, INC. VOTING TRUST LIMITED POWER OF ATTORNEY